                          COCA-COLA ENTERPRISES INC.

        PRO FORMA FINANCIAL INFORMATION REGARDING THE ACQUISITIONS OF:

                         SA BEVERAGE SALES HOLDING NV
                            COCA-COLA BEVERAGES SA
                            COCA-COLA PRODUCTION SA
                  AMALGAMATED BEVERAGES GREAT BRITAIN LIMITED
                   OUACHITA COCA-COLA BOTTLING COMPANY, INC.
                     COCA-COLA BOTTLING COMPANY WEST, INC.
                    GRAND FORKS COCA-COLA BOTTLING COMPANY



                                     INDEX
                                     -----

                                                                PAGE
                                                               -----

Introductory Information...................................     PF-1

Pro Forma Combined Condensed Statement of Operations
   for the Nine Months Ended September 27, 1996............     PF-4

Pro Forma Combined Condensed Statements of Operations
  for the Quarters Ended March 29, 1996, June 28, 1996
  and September 27, 1996...................................     PF-6

Pro Forma Combined Condensed Balance Sheet as of
  September 27, 1996.......................................     PF-7

Notes to Unaudited Pro Forma Combined Condensed Financial
  Information..............................................     PF-8


                           COCA-COLA ENTERPRISES INC.

                        PRO FORMA FINANCIAL INFORMATION


INTRODUCTORY INFORMATION

The following unaudited pro forma combined condensed financial information sets forth the combined results of operations and financial position of Coca-Cola Enterprises Inc. (the "Company") and (i) SA Beverage Sales Holding NV,
Coca-Cola Beverages SA, and Coca-Cola Production SA (collectively "France/Belgium"), (ii) Amalgamated Beverages Great Britain Limited ("Great Britain"), (iii) Ouachita Coca-Cola Bottling Company, Inc. ("Ouachita"), and
(iv) Coca-Cola Bottling Company West, Inc., and Grand Forks Coca-Cola Bottling Company (collectively "Coke West") and assuming the Company purchased the Acquired Companies (referring to all of the purchased companies, collectively) based on the assumptions set forth in the following Notes to Unaudited Pro Forma Combined Condensed Financial Information. The Company has entered into various letters of intent and purchase agreements related to the aforementioned Acquired Companies which are described below.

Completed Acquisitions
----------------------

On February 21, 1996, the Company acquired all the issued and outstanding shares of stock of Ouachita for a total transaction value of approximately $313 million. The purchase price was paid in a combination of cash, shares of the Company's common stock from treasury, and two types of convertible preferred stock. The acquisition was accounted for using the purchase method of accounting. The Ouachita bottling operations are located in portions of Arkansas, Louisiana, and Mississippi.

On July 26, 1996, the Company acquired The Coca-Cola Company's bottling and canning operations in France and Belgium for a transaction value of approximately $915 million. The acquisition was accounted for using the purchase method of accounting. The France/Belgium franchise territories include approximately 90% of the population in France and all of the population in Belgium.

On August 12, 1996, the Company acquired Coke West for a transaction value of approximately $158 million. Coke West operates in franchise territories in portions of Montana, Wyoming, North Dakota, South Dakota, and Minnesota. The acquisition was accounted for using the purchase method of accounting.

                           COCA-COLA ENTERPRISES INC.

                        PRO FORMA FINANCIAL INFORMATION


INTRODUCTORY INFORMATION -- (CONTINUED)

Pending Acquisition
-------------------

On August 9, 1996, the Company signed an agreement to purchase the Great Britain bottler from The Coca-Cola Company and Cadbury Schweppes plc for an aggregate transaction value (purchase price, assumed debt, and other long-term obligations) of approximately 1.2 billion British pounds. A wholly owned subsidiary of the Great Britain bottler produces and distributes beverage products of The Coca-Cola Company and Cadbury Schweppes plc in England, Scotland and Wales.

On September 13, 1996, the European Commission (the "Commission") announced it was opening a second phase investigation of the Company's proposed acquisition of the Great Britain bottler, under the merger regulation of the European Union. The Commission has until January 29, 1997 to make a final decision. The Company believes that the Commission's Merger Task Force will issue a Statement of Objections to the proposed acquisition before the end of November 1996, to which the Company and the other parties to the proposed acquisition will respond. The Statement of Objections could, under some circumstances, result in modifications to the terms of the transaction to resolve issues raised by the staff, but, the Company is unable to predict what effect they may have upon the proposed transaction. However, the Company remains confident that the transaction will ultimately be approved and completed.

The preceding completed and pending acquisitions were, or will be, initially financed through short-term bank borrowings and commercial paper. The Company intends to refinance portions of these short-term borrowings on a long-term basis subsequent to the acquisitions. With respect to international acquisitions, the Company has financed, or intends to finance, the acquisitions in local currency (or alternatively to execute currency swaps) to eliminate exposure to fluctuating currencies on the Company's acquisition cost.

The following unaudited pro forma financial information should be read in conjunction with the Company's audited and unaudited financial statements, including the notes thereto, contained in: (i) the Coca-Cola Enterprises Inc. Annual Report on Form 10-K for the year ended December 31, 1995 and (ii) Coca-Cola Enterprises Inc. Quarterly Reports on Form 10-Q for the quarterly periods ended March 29, 1996, June 28, 1996, and September 27, 1996.

The unaudited pro forma combined condensed statements of operations for the nine months ended September 27, 1996 and each of the quarterly periods ended March 29, 1996, June 28, 1996 and September 27, 1996 present the combined operating results of the Company and the Acquired Companies, as if the completed and pending acquisitions described above had occurred at the beginning of the earliest period presented. The unaudited pro forma combined condensed balance sheet as of September 27, 1996 includes the unaudited historical balance sheet of Coca-Cola Enterprises Inc. as of September 27, 1996 and Great Britain presented as of October 5, 1996. The unaudited pro forma combined condensed balance sheet as of September 27, 1996 presents the combined financial position of the Company and Great Britain as if the pending acquisition described above had occurred on September 27, 1996. There can be no assurance that the pending acquisition will close. These pro forma financial statements reflect use of the purchase method of accounting and are based on the historical financial information of the Company and the Acquired Companies adjusted for the pro forma adjustments described in the attached notes to unaudited pro forma combined condensed financial information. Certain reclassifications and adjustments have been made to the historical financial statements of the Acquired Companies to conform to the Company's financial presentation and interim reporting dates.

                           COCA-COLA ENTERPRISES INC.

                        PRO FORMA FINANCIAL INFORMATION


INTRODUCTORY INFORMATION -- (CONTINUED)

The pro forma adjustments are based on preliminary estimates of the fair value of assets and liabilities of the Acquired Companies, which may require further adjustment when additional information is obtained as of the acquisition date and during the one year period subsequent to acquisition. Any reallocation of the purchase price based on final valuations of assets and liabilities should not differ significantly from the original estimates and should not have a material impact on the pro forma financial statements.

The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the acquisitions had been consummated in accordance with the assumptions set forth below, nor is it necessarily indicative of future operating results or financial position.

                           COCA-COLA ENTERPRISES INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 27, 1996
                 (UNAUDITED; IN MILLIONS EXCEPT PER SHARE DATA)

                                      COCA-COLA      FRANCE/        GREAT
                                     ENTERPRISES     BELGIUM       BRITAIN       OUACHITA     COKE WEST     PRO FORMA    PRO FORMA
                                     (HISTORICAL)  (HISTORICAL)  (HISTORICAL)  (HISTORICAL)  (HISTORICAL)  ADJUSTMENTS    COMBINED
                                     ------------  ------------  ------------  ------------  ------------  ------------  ----------
NET OPERATING REVENUES.............       $5,803          $846        $1,117           $20           $69         $ (60)     $7,795
Cost of sales......................        3,586           570           727            12            44           (54)      4,885
                                          ------          ----        ------           ---           ---         -----      ------
GROSS PROFIT.......................        2,217           276           390             8            25            (6)      2,910
Selling, general & administrative
 expenses..........................        1,784           223           249            14            26            53       2,349
                                          ------          ----        ------           ---           ---         -----      ------
OPERATING INCOME...................          433            53           141            (6)           (1)          (59)        561
Interest expense, net..............          253             6            11             1             7           149         427
Other (income) deductions, net.....            1             2             -            (7)            -             -          (4)
                                          ------          ----        ------           ---           ---         -----      ------
INCOME (LOSS) BEFORE INCOME TAXES..          179            45           130             -            (8)         (208)        138
Income tax expense (benefit).......           74             2            42             -             -           (63)         55
                                          ------          ----        ------           ---           ---         -----      ------
NET INCOME (LOSS)..................          105            43            88             -            (8)         (145)         83
Preferred stock dividends..........            6             -             -             -             -             1           7
                                          ------          ----        ------           ---           ---         -----      ------
NET INCOME (LOSS) APPLICABLE TO
  COMMON SHARE OWNERS..............       $   99          $ 43        $   88           $ -           $(8)        $(146)     $   76
                                          ======          ====        ======           ===           ===         =====      ======

AVERAGE COMMON SHARES OUTSTANDING..          125                                                                               125
                                          ======                                                                            ======

NET INCOME (LOSS) PER COMMON SHARE.       $ 0.79                                                                            $ 0.61
                                          ======                                                                            ======

OTHER OPERATING DATA:

  Operating Income.................       $  433          $ 53          $141           $(6)          $(1)        $ (59)     $  561
  Depreciation.....................          279            32            41             1             2             -         355
  Amortization.....................          173             5             -             1             3            57         239
                                          ------          ----          ----           ---           ---         -----      ------

OPERATING INCOME BEFORE DEPRECIATION
  AND AMORTIZATION.................       $  885          $ 90          $182           $(4)          $ 4         $  (2)     $1,155
                                          ======          ====          ====           ===           ===         =====      ======


The introductory information contained on page PF-1 and the accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information are an integral part of these statements. Pro forma combined information should not be construed to be necessarily indicative of future operating results. The Pro Forma Adjustments for each Acquired Company are detailed by company on the following page.

                           COCA-COLA ENTERPRISES INC.

                   DETAIL OF PRO FORMA ADJUSTMENTS BY COMPANY
                 FOR THE NINE MONTHS ENDED SEPTEMBER 27, 1996
                            (UNAUDITED; IN MILLIONS)



                                                                  PRO FORMA ADJUSTMENTS
                                          ---------------------------------------------------------------------
                                            FRANCE/        GREAT
                                            BELGIUM       BRITAIN      OUACHITA      COKE WEST         TOTAL
                                           --------       -------      --------      ----------     ------------

NET OPERATING REVENUES...................    $(36)   (D)    $   -         $   -          $   -
                                              (13)   (E)
                                              (11)   (F)                                                  $ (60)

Cost of sales............................     (35)   (D)        -             -              -
                                              (12)   (E)
                                               (7)   (G)                                                    (54)
                                             ----            ----          ----          -----            ------
GROSS PROFIT.............................      (6)              -             -              -               (6)
Selling, general & administrative
  expenses...............................       5    (A)       50   (A)       1  (A)         1   (A)
                                               (4)   (H)                                                     53
                                             ----            ----          ----          -----             -----
OPERATING INCOME.........................      (7)            (50)           (1)            (1)             (59)
Interest expense, net....................      35    (B)      114   (B)       -              -              149
Other (income) deductions, net...........       -               -             -              -                -
                                             ----          ------         -----          -----            -----
INCOME (LOSS) BEFORE INCOME TAXES........     (42)           (164)           (1)            (1)            (208)
Income tax expense (benefit).............      (5)   (C)      (57)  (C)      (1) (C)         -              (63)
                                             ----          ------         -----          -----            -----
NET INCOME (LOSS).......................      (37)           (107)            -             (1)            (145)
Preferred stock dividends...............        -               -             1  (I)         -                1
                                             ----          ------         -----          -----            -----
NET INCOME (LOSS) APPLICABLE TO
  COMMON SHARE OWNERS...................     $(37)         $ (107)        $  (1)         $  (1)           $(146)
                                             ====          ======         =====          =====            =====

OTHER OPERATING DATA:

  Operating Income.......................    $ (7)         $  (50)        $  (1)         $  (1)           $ (59)
  Depreciation...........................       -               -             -              -                -
  Amortization...........................       5              50             1              1               57
                                             ----          ------         -----          -----            -----
Operating income before depreciation
  and amortization.......................    $ (2)         $    -         $   -          $   -            $  (2)
                                             ====          ======         =====          =====            =====




The introductory information contained on page PF-1 and the accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information are an integral part of these statements.

                           COCA-COLA ENTERPRISES INC.

             PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
  FOR THE QUARTERS ENDED MARCH 29, 1996, JUNE 28, 1996 AND SEPTEMBER 27, 1996
                 (UNAUDITED; IN MILLIONS EXCEPT PER SHARE DATA)



                                               MARCH 29,    JUNE 28,    SEPTEMBER 27,
                                                 1996         1996          1996          TOTAL
                                              ----------     ------    --------------    -------
NET OPERATING REVENUES......................     $2,201      $2,879         $2,715       $7,795
Cost of sales...............................      1,373       1,813          1,699        4,885
                                                 ------      ------         ------       ------
GROSS PROFIT................................        828       1,066          1,016        2,910
Selling, general & administrative expenses..        738         786            825        2,349
                                                 ------      ------         ------       ------
OPERATING INCOME............................         90         280            191          561
Interest expense, net.......................        141         146            140          427
Other (income)  deductions, net.............         (7)          1              2           (4)
                                                 ------      ------         ------       ------
INCOME (LOSS) BEFORE INCOME TAXES...........        (44)        133             49          138
Income tax expense (benefit)................        (14)         47             22           55
                                                 ------      ------         ------       ------
NET INCOME (LOSS)...........................        (30)         86             27           83
Preferred stock dividends...................          3           2              2            7
                                                 ------      ------         ------       ------
NET INCOME (LOSS) APPLICABLE TO
  COMMON SHARE OWNERS.......................     $  (33)     $   84         $   25       $   76
                                                 ======      ======         ======       ======

AVERAGE COMMON SHARES OUTSTANDING...........        126         123            124          125
                                                 ======      ======         ======       ======

NET INCOME (LOSS) PER COMMON SHARE..........     $(0.26)     $ 0.68         $ 0.19       $ 0.61
                                                 ======      ======         ======       ======


OTHER OPERATING DATA:

  Operating Income..........................     $   90      $  280         $  191       $  561
  Depreciation..............................        114         120            121          355
  Amortization..............................         74          79             86          239
                                                 ------      ------         ------       ------

OPERATING INCOME BEFORE DEPRECIATION
  AND AMORTIZATION..........................     $  278      $  479         $  398       $1,155
                                                 ======      ======         ======       ======

The introductory information contained on page PF-1 and the accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information are an integral part of these statements. Pro forma combined information should not be construed to be necessarily indicative of future operating results.

                           COCA-COLA ENTERPRISES INC.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              SEPTEMBER 27, 1996
                            (UNAUDITED; IN MILLIONS)

                                                  COCA-COLA       GREAT
                                                 ENTERPRISES     BRITAIN       PRO FORMA      PRO FORMA
                                                (HISTORICAL)   (HISTORICAL)   ADJUSTMENTS      COMBINED
                                                ------------   ------------   -----------     ---------
ASSETS

CURRENT
 Cash and cash equivalents....................      $    26          $  1       $    -       $    27
 Trade accounts receivable, net...............          730           240            -           970
 Inventories..................................          374            70            -           444
 Prepaid expenses and other assets............          294             -            -           294
                                                    -------          ----       ------       -------
   Total Current Assets.......................        1,424           311            -         1,735
PROPERTY, PLANT AND EQUIPMENT, NET............        2,814           320            -         3,134
FRANCHISE AND OTHER NONCURRENT ASSETS.........        7,139             -        2,774   (L)   9,913
                                                    -------          ----       ------       -------
                                                    $11,377          $631       $2,774       $14,782
                                                    =======          ====       ======       =======

LIABILITIES AND
 SHARE-OWNERS' EQUITY
CURRENT
 Accounts payable and accrued expenses........      $ 1,299          $440       $    2   (L) $ 1,741
 Notes payable and current maturities of
  long-term debt..............................          782             -            -           782
                                                    -------          ----       ------       -------
   Total Current Liabilities..................        2,081           440            2         2,523
LONG-TERM DEBT................................        4,645            55        1,992   (K)   6,692
DEFERRED INCOME TAXES.........................        2,460            29          874   (L)   3,363
OTHER LONG-TERM OBLIGATIONS...................          664            13            -           677
SHARE-OWNERS' EQUITY
 Preferred Stock..............................          132             -            -           132
 Common Stock.................................          147             -            -           147
 Paid-in Capital..............................        1,408             -            -         1,408
 Reinvested earnings (deficit)................          233            94          (94)  (L)     233
 Cumulative effect of currency translations...           30             -            -            30
 Common stock in treasury.....................         (423)            -            -          (423)
                                                    -------          ----       ------       -------
   Total Share-Owners' Equity.................        1,527            94          (94)        1,527
                                                    -------          ----       ------       -------
                                                    $11,377          $631       $2,774       $14,782
                                                    =======          ====       ======       =======

The introductory information contained on page PF-1 and the accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information are an integral part of these statements.

                           COCA-COLA ENTERPRISES INC.
                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                             FINANCIAL INFORMATION


The historical information for each company reflected in the accompanying Pro Forma Combined Condensed Financial Statements have been determined using United States generally accepted accounting principles.


The following notes describe the pro forma adjustments necessary to reflect the effects of completed and pending acquisitions with an aggregate purchase price totaling approximately $3.3 billion (France/Belgium - $915 million; Great Britain - $2 billion; Ouachita and Coke West - $471 million) in cash and assumed debt. Actual adjustments to account for the acquisitions under the purchase method are dependent upon the final valuations of the various assets and liabilities of the Acquired Companies. The Ouachita acquisition occurred in February 1996 and the France/Belgium and Coke West acquisitions occurred in the third quarter of 1996 and, therefore, balance sheet accounts for these acquisitions are included in the balance sheet of the Company as of September 27, 1996. The historical information for each Acquired Company presented in the pro forma combined condensed statements of operations for the nine months ended September 27, 1996 reflect historical operations from January 1, 1996 through date of acquisition. The results of operations of the Acquired Companies from date of acquisition through September 27, 1996 are included in the historical results of operations of the Company.

NOTE A - Pro forma adjustments to "Selling, general & administrative expenses" reflect amortization of the assigned value of the rights of the Acquired Companies to market, produce, and distribute beverage products in their franchise territories principally over 40 years, net of amortization previously recorded.

NOTE B - The pro forma adjustments to "Interest expense, net" reflect additional interest costs on debt issued to fund the cash portion of the purchase price and to repay assumed debt contemplating the long-term fixed rate financing of the transactions. The acquisitions will initially be financed through short-term bank borrowings and commercial paper. The Company intends to refinance portions of these short-term borrowings on a long-term basis subsequent to the acquisitions. Interest rates assumed applicable to contemplated financings were 7.5% (reflecting the Company's weighted average long-term borrowing rate for 1995).

NOTE C - The pro forma adjustments to "Income tax expense (benefit)" reflect the income tax attributes of the foregoing adjustments and the effect on the consolidated tax provision after inclusion of the Acquired Companies. On a quarterly basis, the pro forma adjustments reflect modifications to the Company's estimated effective annual income tax rate for full year 1996 giving effect to the results of operations of the Acquired Companies and the pro forma adjustments.

NOTE D - This pro forma adjustment to "Net Operating Revenues" and "Cost of sales" gives effect to the elimination of historical sales by France/Belgium to the Company's Netherlands operations.

NOTE E - This pro forma adjustment to "Net Operating Revenues" and "Cost of sales" gives effect to the elimination of historical product sales by France/Belgium to the German Coca-Cola bottler owned by The Coca-Cola Company. These sales were discontinued as a condition of the purchase agreement.

                           COCA-COLA ENTERPRISES INC.
                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL INFORMATION -- (CONTINUED)


NOTE F - This pro forma adjustment to "Net operating revenues" gives effect to the elimination of certain marketing support funding provided by The Coca-Cola Company. As a condition of the purchase agreement, the marketing support arrangement between France/Belgium and The Coca-Cola Company has reduced the funding. Therefore, France/Belgium will no longer be receiving this marketing support.

NOTE G - This pro forma adjustment to "Cost of sales" gives effect to the elimination of intercompany centralized purchasing costs for certain products and packaging materials purchased directly from a subsidiary of The Coca-Cola Company by France/Belgium. As a condition of the purchase agreement, France/Belgium will no longer be charged a mark-up on centralized purchasing costs.

NOTE H - This pro forma adjustment to "Selling, general & administrative expenses" gives effect to the elimination of certain overhead and administrative expense allocations charged to France/Belgium by the corporate regional offices of The Coca-Cola Company. As a condition of the acquisition, these costs will no longer be incurred by France/Belgium.

NOTE I - In connection with the acquisition of Ouachita in February, 1996, the Company authorized 1,110,000 shares and issued 923,413 shares of voting convertible preferred stock, Ouachita Series A ("Series A") and authorized 350,000 shares and issued 95,880 shares of voting convertible preferred stock, Ouachita Series B ("Series B"). Series A pays quarterly cumulative dividends of 4% per year and Series B pays no dividend. Dividends are provided at a market-related rate for both Series A and Series B to reflect the actual cost of the preferred stock.

NOTE J - Pro forma fully diluted net income (loss) per common share data are not presented because there are no material differences between such amounts and the pro forma net income (loss) per share presented. All per share data is calculated prior to rounding to millions.

NOTE K - The pro forma adjustments to reflect the increase in outstanding indebtedness as a result of (i) the pending acquisition of the Great Britain bottler by the Company; and (ii) the repayment of assumed debt at the acquisition date was calculated as follows:

Purchase price of the pending acquisition:

Amount payable in cash.................................. $1,866
Long-term debt assumed from sellers.....................    126
                                                         ------
Net increase in long-term debt ......................... $1,992
                                                         ======

                           COCA-COLA ENTERPRISES INC.
                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL INFORMATION -- (CONTINUED)


NOTE L - The purchase method of accounting for acquisitions requires that the assets and liabilities of the acquired company be adjusted to their estimated fair values. The following are the pro forma adjustments which reflect management's best estimate of the fair values of the assets and liabilities of the Great Britain bottler as of September 27, 1996 using information currently available.

                                                         Net Assets
                                                    ------------------
                                                    Increase (Decrease)

   Amounts as reported by the Acquired Company....        $   94

   Fair value adjustments:
    Franchise and other noncurrent assets.........         2,774
    Current liabilities...........................            (2)
    Deferred income taxes.........................          (874)
                                                          ------
                                                          $1,992
                                                          ======